EXHIBIT 10.1

                              AMENDED AND RESTATED

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT was made and entered into on the 1st day of October, 1997, but is effective for all purposes as of the date specified below in Section 2, and is now amended and restated effective as of September 18, 1998, by and between ECHELON INTERNATIONAL CORPORATION, a Florida corporation (the "Company"), and W. MICHAEL DORAMUS, residing at 3301 Southwestern Blvd., Dallas, Texas 75225 (the "Executive").

                              W I T N E S S E T H:

1.    EMPLOYMENT

      The Company hereby employs the Executive, and the Executive hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement.

2.    TERM

      Subject to the provisions for termination as hereinafter provided, the term of employment under this Agreement shall begin as of October 1, 1997, the date of closing of the acquisition of all of the assets of Mission Development Company by the Company (the "Acquisition"), and shall continue through December 31, 2000, provided, however, that this Employment Agreement shall automatically be renewed for successive one year terms unless either party gives the other written notice of termination at least ninety (90) days prior to the end of any such term.

3.    COMPENSATION

      (a) BASE SALARY. The Company shall pay to the Executive as basic compensation for all services rendered by the Executive during the term of this Agreement a basic annualized salary of $225,000 per year, and, effective October 1, 1998, a basic annualized salary of $250,000 per year, or such other sum in excess of that amount as the parties may agree on from time to time or as provided in the next sentence (as in effect from time to time, the "Base Salary"), payable monthly or in other more frequent installments, as determined by the Company. The Board of Directors of the Company (the "Board of Directors") shall have no authority to reduce the Executive's Base Salary in effect from time to time. In addition, the Board of Directors, in its discretion, may award a bonus or bonuses to the Executive in addition to the bonuses provided for in
Section 3(b).

      (b) BONUSES. In addition to the Base Salary to be paid pursuant to Section 3(a), for the three months ending December 31, 1997 and for each of the Company's two fiscal years ending

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December 31, 1998 and December 31, 1999 during the term of this Agreement, provided the Executive continues to be employed by the Company under this Agreement, the Executive shall be eligible to earn as incentive compensation the annual bonuses specified, to the extent earned, on Exhibit A to this Agreement. For each fiscal year ending after December 31, 1999, so long as the Employee remains employed by the Company, the Executive shall be eligible to participate in incentive compensation annual bonus plan(s) adopted by the Board of Directors of the Company from time to time in accordance with the terms of such plans, any such bonuses to be comparable to bonuses for other executive officers of the Company with comparable duties and responsibilities to those of the Executive.

      (c) CERTAIN PLANS AND INITIAL AWARD. (i) The Company has adopted certain incentive compensation plans including a long term incentive plan (the "LTIP"), providing for annual or other periodic awards to key employees of, among other things, restricted stock and a stock option plan (the "ISO/NSO Plan"), providing for the annual or other periodic issuance of options to purchase the Company's common stock. The LTIP and ISO/NSO are referred to collectively in this Agreement as the "Plans." The Executive will be given an opportunity to participate in the Plans, in accordance with and subject to the terms of the Plans as they may be adopted, amended and administered from time to time.

            (ii) In addition to the incentive compensation referred to in
Section 3(c)(i), the Company hereby agrees to grant to the Executive under the LTIP, effective upon the consummation of the Acquisition, options to purchase one hundred twenty-five thousand (125,000) shares of the Company's common stock (the "Initial Options"), which Initial Options shall be exercisable as to one-fourth of the shares of common stock covered by the Initial Options one year from the effective date of the grant as specified by the Company's Compensation Committee, and as to an additional one-fourth of such shares each year thereafter. All of such shares shall be registered on a Form S-8 registration statement. The exercise price for 88,414 of the Initial Options (including the options for 62,500 shares to become exercisable within the first two years following the date of grant) shall be $20.00 and the exercise price for the remaining 36,586 of the Initial Options shall be the closing price on the New York Stock Exchange (or such other market on which the Company's stock trades if it is not listed on the New York Stock Exchange) on the trading day which is the effective date of the grants of the Initial Options as specified by the Company's Compensation Committee (the "Option Pricing Date"), which shall be the date of the Acquisition, or if the Option Pricing Date is not a trading day, the first trading day thereafter.

            (iii) The Initial Options shall be fully vested and shall be exercisable as to all of the shares of common stock covered by the Initial Options upon (a) the death of the Executive or termination of employment upon the "Permanent Disability" (as that term is defined in Section 7(b)(ii) of this Agreement) of the Executive, (b) the termination of employment of the Executive by the Company "Without Good Cause" (as that term is defined in Section 8(b)(iii) of this Agreement) (c) the occurrence of a "Change in Control" (as that term is defined in Section 8(d)(i) of this Agreement), or (d) the exercise by the Executive of his rights to terminate his employment under Section 8(e) following a "CEO Termination Event" (as that term is defined in Section 8(e) of this Agreement).

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      (d) REIMBURSEMENT. The Company shall reimburse the Executive, in accordance with the Company's policies and practices for senior management, for all reasonable expenses incurred by the Executive in the performance of the Executive's duties under this Agreement, provided, however, that the Executive must furnish to the Company an itemized account, reasonably satisfactory to the Company, in substantiation of such expenditures.

      (e) CERTAIN BENEFITS. The Executive shall be entitled to such fringe benefits including, but not limited to, medical and other insurance benefits as may be provided from time to time by the Company to other senior officers of the Company. In addition, without restricting the foregoing, the Company shall provide the Executive at the Company's sole cost and expense with (i) a policy or policies of term life insurance (the "Basic Life Insurance") providing, among other things, basic death benefits of not less than two times the Base Salary in effect from time to time, (ii) directors and officers liability insurance with coverage, terms and limits suitable for an executive vice president of a New York Stock Exchange listed company comparable in financial size and wherewithal to that of the Company and (iii) a monthly allowance of $500 cash to reimburse the Executive for the use and maintenance of his automobile in furtherance of the business and affairs of the Company, provided that the Executive shall at all times insure the Executive and the Company in such amounts as may be reasonably requested by the Company against claims for bodily injury, death and property damages occurring as a result of its use. The Company shall use its reasonable best efforts to make available to the Executive in connection with providing and paying for the Basic Life Insurance the opportunity to purchase at the Executive's sole cost and expense additional life insurance with a basic death benefit (the "Optional Life Insurance") equal to two times the Executive's Base Salary in effect from time to time (affording the Executive the opportunity to have basic death benefit life insurance coverage equal to four times such Base Salary). The Company shall use its reasonable best efforts to effect the transfer of the ownership to the Executive of the policy or policies for the Basic Life Insurance and the Optional Life Insurance, if any, upon the termination of the Executive's employment by the Company. After the Executive's termination, payment of any premiums would be the obligation of the Executive.

      (f) OTHER INCENTIVE AND BENEFIT PLANS. The Executive shall be eligible to participate, in accordance with the terms of such plans as they may be adopted, amended and administered from time to time, in incentive, bonus, benefit or similar plans, including without limitation, any stock option, bonus or other equity ownership plan, any short, mid or long term incentive plan and any other bonus, pension or profit sharing plans established by the Company from time to time.

      (g) RIGHT TO USE CERTAIN PROPRIETARY INFORMATION. Reference is made to that certain Consulting Agreement between the Company and Mission Development Company ("MDC"), a Texas corporation, which was effective as of July 30, 1996, was subsequently amended and has been terminated October 1, 1997 (the "MDC Consulting Agreement"). Upon the termination of the Executive's employment with the Company for any reason other than for "Good Cause," and provided the Executive is not then in breach or violation of any other agreement with or other obligation to the Company, then, effective upon such termination, the Company shall license to the Executive the non-exclusive, non- transferrable royalty-free right to use the System and the Manual as such terms were defined in the MDC Consulting Agreement. Such license shall be pursuant to a license agreement in substantially the same form as is attached hereto as Exhibit B

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(the "System and Manual License Agreement"). The Executive shall have no rights to the System and the Manual upon the termination of his employment by the Company for "Good Cause."

4.    DUTIES

      (a) GENERAL. The Executive is engaged as the Executive Vice President of the Company. In addition, at the request of the Board of Directors, the Executive shall serve in any position or positions in any wholly owned subsidiary or affiliate of the Company, without any additional compensation. The Executive shall have such duties and hold such other offices as may from time to time be reasonably assigned to him by the Board of Directors of the Company.

      (b) INDEMNIFICATION. To the fullest extent permitted by law, the Company shall indemnify and hold harmless the Executive for all liabilities, costs, expenses and damages arising out of or in connection with the Executive's service to the Company under this Agreement. In furtherance of this indemnity, the Company shall enter into an indemnification agreement, in form and substance reasonably satisfactory to the Executive and the Company. In addition, the indemnity provided hereunder shall extend to service by the Executive as an officer or director, or service in a similar capacity, for any civic, community or charitable organization, provided such service is undertaken at the request of or with the knowledge and acquiescence of the Company. The foregoing indemnification shall be in addition to any rights or benefits the Executive may have under statute, the Bylaws or Articles of Incorporation of the Company, under a policy of insurance, or otherwise.

5.    EXTENT OF SERVICES; VACATIONS AND DAYS OFF

      (a) EXTENT OF SERVICES. During the term of the Executive's employment under this Agreement, except during customary vacation periods and periods of illness, the Executive shall devote full-time energy and attention during regular business hours to the benefit and business of the Company as may be reasonably necessary in performing the Executive's duties pursuant to this Agreement.

      (b) VACATIONS. The Executive shall be entitled to vacations with pay and to such personal and sick leave with pay in accordance with the policy of the Company as may be established from time to time by the Company and applied to other senior officers of the Company. In no event shall the Executive be entitled to fewer than four weeks' annual vacation. Unused vacation days may be carried over from one year to the next for a period of up to two years. Any vacation days which remain unused on the second anniversary of the end of the fiscal year to which they originally related shall expire and shall thereafter no longer be useable by the Executive.

6.    FACILITIES

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      The Company shall provide the Executive with a fully furnished office, and the facilities of the Company shall be generally available to the Executive in the performance of the Executive's duties pursuant to this Agreement, it being understood and contemplated by the parties that all equipment, supplies and office personnel required in the performance of the Executive's duties under this Agreement shall be supplied by and at the sole expense of the Company.

7. ILLNESS OR INCAPACITY, TERMINATION ON DEATH, ETC.

      (a) DEATH. If the Executive dies during the term of the Executive's employment, the Company shall pay to the estate of the Executive within 30 days after the date of death such Base Salary and any cash bonus compensation earned pursuant to the provisions of any incentive compensation plan then in effect but not yet paid, as would otherwise have been payable to the Executive up to the end of the month in which the Executive's death occurs. After receiving the payments provided in this Section 7(a) the Executive and the Executive's estate shall have no further rights under this Agreement (other than those rights already accrued).

      (b) DISABILITY. (i) During any period of disability, illness or incapacity during the term of this Agreement which renders the Executive at least temporarily unable to perform the services required under this Agreement, the Executive shall receive the Base Salary payable under Section 3(a) of this Agreement plus any cash bonus compensation earned pursuant to the provisions of any incentive compensation plan then in effect but not yet paid, less any cash benefits received by him under any disability insurance carried by or provided by the Company. Upon the Executive's "Permanent Disability" (as defined below), which permanent disability continues during the payment periods specified herein, the Company shall pay to the Executive for the period of time specified below an amount (the "Disability Payment") equal to the (i) sum of (A) the Base Salary, paid in the same monthly or other periodic installments as in effect at the time of the Executive's Permanent Disability plus (B) an equal monthly pro rata portion of an amount of cash equal to the target level of the annual cash bonus payable to the Executive under the Company's Management Incentive Compensation Plan as described on Exhibit A or any similar bonus or incentive plans or programs then in effect (the "MICP Target Amount"), which MICP Target Amount shall be paid in pro rata equal monthly installments over the period of time specified below (ii) reduced by the amount of any monthly payments under any policy of disability income insurance paid for by the Company which payments are received during the time when any Disability Payment is being made to the Executive following the Executive's Permanent Disability. For so long as the Executive's Permanent Disability continues, the Disability Payment shall be paid by the Company to the Executive at the same time or times as would have been the case for payment of Base Salary over the unexpired term of this Agreement if the Executive had not become permanently disabled and had remained employed by the Company hereunder, but in no case shall such period exceed 24 months. The Executive may be entitled to receive payments under any disability income insurance which may be carried by or provided by the Company from time to time. Upon "Permanent Disability" (as that term is defined in Section 7(b)(ii) below) of the Executive, except as provided in this Section 7(b), all rights of the Executive under this Agreement (other than rights already accrued) shall terminate.

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            (ii) The term "Permanent Disability" as used in this Agreement shall mean, in the event a disability insurance policy is maintained by the Company covering the Executive at such time and is in full force and effect, the definition of permanent disability set forth in such policy. In the event no disability insurance policy is maintained with respect to the executive at such time and in full force and effect, "Permanent Disability" shall mean the inability of the Executive, as determined by the Board of Directors of the Company, by reason of physical or mental disability to perform the duties required of him under this Agreement for a period of one hundred and eighty
(180) days in any one-year period. Successive periods of disability, illness or incapacity will be considered separate periods unless the later period of disability, illness or incapacity is due to the same or related cause and commences less than six months from the ending of the previous period of disability. Upon such determination, the Board of Directors may terminate the Executive's employment under this Agreement upon ten (10) days' prior written notice. If any determination of the Board of Directors with respect to permanent disability is disputed by the Executive, the parties hereto agree to abide by the decision of a panel of three physicians. The Executive and Company shall each appoint one member, and the third member of the panel shall be appointed by the other two members. The Executive agrees to make himself available for and submit to examinations by such physicians as may be directed by the Company. Failure to submit to any such examination shall constitute a breach of a material part of this Agreement.

8.    OTHER TERMINATIONS

      (a) BY THE EXECUTIVE. (i) The Executive may terminate the Executive's employment hereunder upon giving at least ninety (90) days' prior written notice. In addition, the Executive shall have the right to terminate the Executive's employment hereunder on the conditions and at the times provided for in Section 8(d) of this Agreement and such termination shall be deemed pursuant to Section 8(d) hereof.

            (ii) If the Executive gives notice pursuant to Section 8(a)(i) above, the Company shall have the right (but not the obligation) to relieve the Executive, in whole or in part, of the Executive's duties under this Agreement, or direct the Executive to no longer perform such duties, or direct that the Executive should no longer report to work, or any combination of the foregoing. In any such event, the Executive shall be entitled to receive only the Base Salary not yet paid, as would otherwise have been payable to the Executive up to the end of the month specified as the month of termination in the termination notice. In the event the Executive gives notice pursuant to Section 8(a)(i) above but specifies a termination date in excess of ninety (90) days from the date of such notice, the Company shall have the right (but not the obligation) to accelerate the termination date to any date prior to the date specified in the notice that is in excess of ninety (90) days from the date of the notice, and the Company shall have the right (but not the obligation) to relieve the Executive, in whole or in part, of the Executive's duties under this Agreement, or direct the Executive to no longer perform such duties, or direct that the Executive should no longer report to work, or any combination of the foregoing; provided, however, that in any such event the Executive shall be entitled to receive the Base Salary, as would otherwise have been payable to the Executive up to the end of the month of the termination date properly selected by the Company. Upon receiving the payments provided for

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under this Section 8(a), all rights of the Executive under this Agreement (other than rights already accrued) shall terminate.

      (b) TERMINATION FOR "GOOD CAUSE". (i) Except as otherwise provided in this Agreement, the Company may terminate the employment of the Executive hereunder only for "good cause," which shall mean (a) the willful, substantial, continued and unjustified refusal of the Executive substantially to perform his duties with the Company to the extent of his ability to do so (other than any failure due to physical or mental incapacity) or (b) willful misconduct materially and demonstrably injurious to the Company, financially or otherwise, in each case, as determined in the reasonable discretion of the Board of Directors, but with respect to each of the foregoing bases for termination specified in the preceding clause, only if (1) the Executive has been provided with written notice of any assertion that there is a basis for termination for good cause which notice shall specify in reasonable detail specific facts regarding any such assertion and the Executive has been given a reasonable period of time within which to remedy or cure the problem or complaint, (2) such notice is provided to the Executive a reasonable time before the Board of Directors meets to consider any possible termination for cause, (3) at or prior to the meeting of the Board of Directors to consider the matters described in the written notice, an opportunity is provided to the Executive and his counsel to be heard by the Board of Directors with respect to the matters described in the written notice, before it acts with respect to such matter, (4) any resolution or other action by the Board of Directors with respect to any deliberation regarding or decision to terminate the Executive for good cause is duly adopted by a vote of a majority of the entire Board of Directors of the Company at a meeting of the Board duly called and held and (5) the Executive is promptly provided with a copy of the resolution or other corporate action taken with respect to such termination. No act or failure to act by the Executive shall be considered willful unless done or omitted to be done by him not in good faith and without reasonable belief that his action or omission was in the best interests of the Company.

            (ii) If the employment of the Executive is terminated for good cause under Section 8(b)(i) of this Agreement, the Company shall pay to the Executive any Base Salary earned prior to the effective date of termination but not yet paid and any cash bonus compensation earned pursuant to the provisions of any incentive compensation plan then in effect but not paid to the Executive prior to the effective date of such termination. Under such circumstances, such payments shall be in full and complete discharge of any and all liabilities or obligations of the Company to the Executive hereunder, and the Executive shall be entitled to no further benefits under this Agreement (other than rights already accrued).

            (iii) Termination of the employment of the Executive other than as expressly specified above in this Section 8(b) for good cause shall be deemed to be a termination of employment "Without Good Cause."

      (c) TERMINATION WITHOUT GOOD CAUSE. (i) Notwithstanding any other provision of this Agreement, the Company shall have the right to terminate the Executive's employment Without Good Cause pursuant to the provisions of this
Section 8(c). If the Company shall terminate the employment of the Executive Without Good Cause effective on a date earlier than the termination date provided for in Section 2 (with the effective date of termination as so identified by the Company being referred to herein as the "Accelerated Termination Date"), the Executive,

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until the end of the term of this Agreement then in effect as provided for in
Section 2 or until the date which is 12 months after the Accelerated Termination Date, whichever is greater, shall continue to receive (1) the Base Salary, paid in the same monthly or other periodic installments as in effect prior to the Accelerated Termination Date; (2) an equal monthly pro rata portion of an amount of cash equal to the MICP Target Amount (as that term is defined in Section 7(b)(i)) in respect of the year during which the Executive's employment terminates, or, if greater, the MICP Target Amount multiplied times the number of years (or fractions thereof) remaining in the then unexpired term of this Agreement plus; (3) an equal monthly pro rata portion of an amount of cash equal to the cash value of any bonus paid or to be paid to the Executive in the form of performance shares or restricted stock under the LTIP as described on Exhibit A or any similar bonus or incentive plans or programs then in effect (valued, if applicable under the terms of such plans or programs, at the greater of the closing price on the New York Stock Exchange, or other such market on which the Company's stock trades if it is not listed on the New York Stock Exchange, on the first trading day of the plan or program cycle or the Accelerated Termination Date, or if the Accelerated Termination Date is not a trading day, on the first trading day thereafter) in respect of the then-current three year cycles of such plans or programs or such other cycle as is then in effect, calculated as if the then-current cycles were completed and the target levels attained (the "LTIP Target Amount"), which cash payment shall be in lieu and in full satisfaction of any rights under the LTIP in respect of such stock or shares as described in Exhibit A or any similar bonus or incentive plans or programs in effect at the time of such payment (all of which stock or shares shall be cancelled upon such payment and receipt); and (4) any other cash or other bonus compensation earned prior to the date of such termination pursuant to the terms of all incentive compensation plans then in effect other than the Company's Management Incentive Compensation Plan as described on Exhibit A or any similar bonus on incentive plans or programs then in effect; provided that, notwithstanding such termination of employment, the Executive's covenants set forth in Section 10 and Section 11 are intended to and shall remain in full force and effect; and provided further that, upon determination that such termination shall occur, the Company shall have the right (but not the obligation), pending such termination, to relieve the Executive, in whole or in part, of the Executive's duties under this Agreement, or direct the Executive to no longer perform such duties, or direct that the Executive no longer be required to report to work, or any combination of the foregoing.

            (ii) The parties agree that, because there can be no exact measure of the damage that would occur to the Executive as a result of a termination by the Company of the Executive's employment Without Good Cause, the payments and benefits paid and provided pursuant to this Section 8(c) shall be deemed to constitute liquidated damages and not a penalty for the Company's termination of the Executive's employment Without Good Cause.

      (d) CHANGE IN CONTROL. (i) For purposes of this Agreement, a "Change in Control" shall mean the first to occur of:

            (1) a change in control of the Company of a nature that is required, pursuant to the Securities Exchange Act of 1934 (the "1934 Act"), to be reported in response to Item 1(a) of a Current Report on Form 8-K or Item 6(e) of Schedule 14A under the 1934 Act (in each case under this Agreement, references to provisions of the 1934 Act and the rules and regulations

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                  promulgated thereunder being understood to refer to such law, rules and regulations as the same are in effect on November 1,
                  1996); or

            (2) the acquisition of "Beneficial Ownership" (as defined in Rule 13d-3 under the 1934 Act) of the Company's securities comprising 35% or more of the combined voting power of the Company's outstanding securities by any "person" (as that term is used in Sections 13(d) and 14(d)(2) of the 1934 Act and the rules and regulations promulgated thereunder, but not including any trustee or fiduciary acting in that capacity for an employee benefit plan sponsored by the Company) and such person's "affiliates" and "associates" (as those terms are defined under the 1934 Act), but excluding any ownership by the Executive and his affiliates and associates; or

            (3) the failure of the "Incumbent Directors" (as defined below) to constitute at least a majority of all directors of the Company (for these purposes, "Incumbent Directors" means individuals who were the directors of the Company on November 1, 1996, and, after his or her election, any individual becoming a director subsequent to November 1, 1996, whose election, or nomination for election by the Company's stockholders, is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Directors, except that no individual shall be considered an Incumbent Director who is not recommended by management and whose initial assumption of office as a director is in connection with an actual or threatened "election contest" relating to the "election of directors" of the Company, as such terms are used in Rule 14a-11 of Regulation 14A under the 1934 Act); or

            (4) the closing of a sale of all or substantially all of the assets of the Company;

            (5) the Company's adoption of a plan of dissolution or liquidation; or

            (6) the closing of a merger or consolidation involving the Company in which the Company is not the surviving corporation or if, immediately following such merger or consolidation, less than seventy-five percent (75%) of the surviving corporation's outstanding voting stock is held or is anticipated to be held by persons who are stockholders of the Company immediately prior to such merger or consolidation.

            (ii) If a Change in Control occurs, the Executive shall have the right, exercisable for a period of one year thereafter, to immediately terminate this Agreement by delivering a written statement to that effect to the Company (irrespective of any termination or purported termination of this Agreement or the Executive's employment hereunder by the Company on or at any time following such Change in Control) and upon such a termination the Executive shall have the right to receive and the Company shall be obligated to pay or provide to or on behalf of the Executive: (A) as soon as reasonably practicable, but in no event following thirty (30) days,

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after the Executive delivers such statement to the Company, in cash a lump sum payment in an amount equal to the sum of (1) the "Control Cash Payment" as that term is defined in Section 8(d)(iii) of this Agreement; (2) three times the annual Base Salary then in effect (or in effect immediately prior to the Change in Control, if greater); (3) three times the maximum level of the annual cash bonus payable to the Executive under the Company's Management Incentive Compensation Plan as described on Exhibit A (or any similar bonus or incentive plans or programs then in effect), applicable to the year in which employment terminates or the immediately preceding year, if greater; (4) the cash value of the LTIP Target Amount (as that term is defined in Section 8(c)), which cash payment shall be in lieu and in full satisfaction of any rights under the LTIP in respect of such stock or shares as described in Exhibit A or any similar bonus or incentive plans or programs in effect at the time of such payment (all of which stock or shares shall be cancelled upon such payment and receipt), other than any outstanding options to purchase the Company's common stock held by the Executive (which shall not be so cancelled); and (5) the additional payments necessary to discharge certain tax liabilities (the "Gross Up") as that term is defined in Section 13 of this Agreement; and (B) for a twenty-four (24) month period after the date on which the Executive delivers such statement to the Company, the benefits described in Section 3(e) of this Agreement that were provided to the Executive (and his spouse and dependents, if applicable) immediately prior to the Change in Control (on terms, conditions and benefit levels no less favorable than those in effect immediately prior to the Change in Control), including, without limitation, medical and other health benefits, Basic Life Insurance and Optional Life Insurance, contributions or benefits under all applicable tax-qualified or non-qualified profit-sharing, savings, pension, retirement or deferred compensation plans, and all benefits and amounts forfeited by the Executive on account of termination of the Executive's employment under any employee benefit plans or programs of the Company or its affiliates, but excluding disability benefits and directors and officers liability insurance coverage, at the Company's sole cost and expense; provided that the Company may, in its discretion, pay the Executive a cash lump-sum equal to the economic equivalent of any such benefits (for example, the total gross premiums due for any insurance coverage for the applicable period) on an after-tax basis, as determined by the Company in good faith and reasonably acceptable to the Executive, in lieu of providing such benefits in kind (the sum of the foregoing amounts and benefits described in clauses (A) and (B) above, other than the Gross Up, being referred to as the "Change in Control Payment"). If the Executive fails to exercise his rights under this Section 8(d)(ii) within one year following a Change in Control, such rights shall expire and be of no further force or effect.

            (iii) The "Control Cash Payment" shall be (A) $600,000, if the first event to occur that constitutes a Change in Control occurs after December 31, 1997, but on or before December 31, 1998; (B) $900,000, if the first event to occur that constitutes a Change in Control occurs after December 31, 1998, but on or before December 31, 1999; or (C) $1,200,000, if the first event to occur that constitutes a Change in Control occurs at any time after December 31, 1999.

      (e) TERMINATION OF EMPLOYMENT OF CHIEF EXECUTIVE OFFICER. Upon the termination of Darryl A. LeClair's employment with the Company (the "CEO Termination Date"), for any reason other than the death of Darryl A. LeClair, the Executive, for a period of six (6) months from the CEO Termination Date, may terminate the Executive's employment hereunder upon

                           Employment Agreement -- 10
giving at least thirty (30) days' prior written notice; provided however, the Executive shall not be entitled to terminate this agreement in accordance with this section if the Executive, either as an individual, partner, officer, director, stockholder, employee, advisor, independent contractor, joint venturer, consultant, agent, or representative or salesman for any person, firm, partnership, corporation or other entity, is to be employed by or consult with Darryl A. LeClair or any entity employing Darryl A. LeClair after the CEO Termination Date (the "Prohibited Activity"). In the event of the death of Darryl A. LeClair, provided this Agreement remains in effect for a period of one year from the date of Darryl A. LeClair's death (the "Trigger Event"), the Executive, for a period of six (6) months after the Trigger Event, may terminate the Executive's employment hereunder upon giving at least thirty (30) days' prior written notice. Upon termination of the Executive's employment pursuant to this section, the Executive shall be entitled to receive, until the end of the term of this Agreement then in effect as provided for in Section 2 or until the date which is 12 months after the CEO Termination Date, whichever is later, (1) the Base Salary, paid in the same monthly or other periodic installments as in effect prior to the CEO Termination Date; (2) an equal monthly pro rata portion of an amount of cash equal to the MICP Target Amount (as that term is defined in Section 7(b)(i)) in respect of the year during which the Executive's employment terminates, or, if greater, the MICP Target Amount multiplied times the number of years (or fractions thereof) remaining in the then unexpired term of this Agreement plus; (3) the cash value of the LTIP Target Amount (as that term is defined in Section 8(c)), which cash payment shall be in lieu and in full satisfaction of any rights under the LTIP in respect of such stock or shares as described in Exhibit A or any similar bonus or incentive plans or programs in effect at the time of such payment (all of which stock or shares shall be cancelled upon such payment and receipt); and (4) any other cash or other bonus compensation earned prior to the date of such termination pursuant to the terms of all incentive compensation plans then in effect other than the Company's Management Incentive Compensation Plan as described on Exhibit A or any similar bonus on incentive plans or programs then in effect; provided that, notwithstanding such termination of employment, the Executive's covenants set forth in Section 10 and Section 11 are intended to and shall remain in full force and effect and provided further that in the event of such termination, the Company shall have the right (but not the obligation) to relieve the Executive, in whole or in part, of the Executive's duties under this Agreement, or direct the Executive to no longer perform such duties, or direct that the Executive no longer be required to report to work, or any combination of the foregoing. Notwithstanding the foregoing, the payments provided for under this section shall immediately cease if the Executive engages in any Prohibited Activity after the CEO Termination Date. After receiving the payments provided in this Section the Executive shall have no further rights under this Agreement (other than those rights already accrued).

      (f) INTENTIONS REGARDING CERTAIN STOCK AND BENEFIT PLANS. Except as otherwise provided herein, upon any termination of the Executive's employment Without Good Cause or upon the exercise by the Executive of his rights to terminate his employment in accordance with Section 8(e) or the occurrence of a Change in Control, it is the intention of the parties that any and all vesting or performance requirements or conditions affecting any outstanding restricted stock, performance stock, stock option, stock appreciation right, bonus, award, right, grant or any other incentive compensation under any of the Plans, under this Agreement, or otherwise received, shall be deemed to be fully satisfied and any risk of forfeiture with respect thereto shall be deemed to have lapsed.

                           Employment Agreement -- 11

      (g) CERTAIN RIGHTS MUTUALLY EXCLUSIVE. The provisions of Section 8(c) and
Section 8(d) are mutually exclusive, provided, however, that if within one year following commencement of an 8(c) payout there shall be a Change in Control as defined in Section 8(d)(i), then the Executive shall be entitled to the amounts and benefits payable to the Executive under Section 8(d)(ii) and 8(d)(iii). The triggering of the payment and benefit requirements of Section 8(d) shall cause the provisions of Section 8(c) to become inoperative.

9.    DISCLOSURE

      The Executive agrees that during the term of the Executive's employment by the Company, the Executive will disclose and disclose only to the Company all ideas, methods, plans, developments or improvements known by him which relate directly or indirectly to the business of the Company, whether acquired by the Executive before or during the Executive's employment by the Company. Nothing in this Section 9 shall be construed as requiring any such communication where the idea, plan, method or development is lawfully protected from disclosure as a trade secret of a third party or by any other lawful prohibition against such communication. The covenants of this Section 9 shall not be violated by ordinary and customary communications with reporters, bankers and securities analysts and other members of the investment community.

10.   CONFIDENTIALITY

      The Executive agrees to keep in strict secrecy and confidence any and all information the Executive assimilates or to which the Executive has access during the Executive's employment by the Company and which has not been publicly disclosed and is not a matter of common knowledge in the fields of work of the Company. The Executive agrees that both during and after the term of the Executive's employment by the Company, the Executive will not, without the prior written consent of the Company, disclose any such confidential information to any third person, partnership, joint venture, company, corporation or other organization. The foregoing covenants shall not be breached to the extent that any such confidential information becomes a matter of general knowledge other than through a breach by the Executive of the Executive's obligations under this
Section 10 or to the extent the disclosure is required by applicable law.

                           Employment Agreement -- 12

11.   NONCOMPETITION AND NONSOLICITATION

      (a) GENERAL. The Executive hereby acknowledges that, during and solely as a result of the Executive's employment by the Company, the Executive has received and shall continue to receive: (1) special training and education with respect to the operations of the Company's real estate development and management businesses and its leasing, lending and financing activities, and other related matters, and (2) access to confidential information and business and professional contacts. In consideration of the special and unique opportunities afforded to the Executive by the Company as a result of the Executive's employment, as outlined in the previous sentence, the Executive hereby agrees to the restrictive covenants in this Section 11.

      (b) NONCOMPETITION. During the term of the Executive's employment, whether pursuant to this Agreement, any automatic or other renewal hereof or otherwise, and, except as may be otherwise herein provided, for a period of one (1) year after the termination of the Executive's employment with the Company, regardless of the reason for such termination, the Executive shall not, directly or indirectly, enter into, engage in, be employed by or consult with any business which competes with the Company's real estate lending, leasing, development or management businesses in Florida; provided, however, that, the foregoing to the contrary notwithstanding, the restrictions of this Section 11(b) shall not apply following termination of the Executive's employment under paragraph (c) or (d) of Section 8 of this Agreement in connection with a Change in Control. The Executive shall not engage in such prohibited activities, either as an individual, partner, officer, director, stockholder, employee, advisor, independent contractor, joint venturer, consultant, agent, or representative or salesman for any person, firm, partnership, corporation or other entity so competing with the Company. The restrictions of this Section 11 shall not be violated by (i) the ownership of no more than 2% of the outstanding securities of any company whose stock is traded on a national securities exchange or is quoted in the Automated Quotation System of the National Association of Securities Dealers (NASDAQ), or (ii) other outside business investments that do not in any manner conflict with the services to be rendered by the Executive for the Company and that do not diminish or detract from the Executive's ability to render the Executive's required attention to the business of the Company.

      (c) NONSOLICITATION. During the Executive's employment with the Company and, except as may be otherwise herein provided, for a period of one (1) year following the termination of the Executive's employment with the Company, regardless of the reason for such termination, the Executive agrees the Executive will refrain from and will not, directly or indirectly, as an individual, partner, officer, director, stockholder, employee, advisor, independent contractor, joint venturer, consultant, agent, representative, salesman or otherwise solicit any of the employees of the Company to terminate their employment; provided however, that except upon the termination of the Executive's employment with the Company for "Good Cause," the provisions of this section shall not apply to the Executive with respect to the solicitation of J. Patrick Rahmey, K. Brent Little, Kerry Adams and Elizabeth Harvey or any persons employed by the Company to replace such individuals; provided further, however, that, the foregoing to the contrary notwithstanding, the restrictions of this
Section 11(c) shall not apply following termination of the Executive's employment under paragraph (c) or (d) of Section 8 of this Agreement in connection with a Change in Control.

                           Employment Agreement -- 13

      (d) TERM EXTENDED OR SUSPENDED. The period of time during which the Executive is prohibited from engaging in certain business practices pursuant to Sections 11(b) or (c) shall be extended by any length of time during which the Executive is in breach of such covenants.

      (e) ESSENTIAL ELEMENT. It is understood by and between the parties hereto that the foregoing restrictive covenants set forth in Sections 11(a) through (c) are essential elements of this Agreement, and that, but for the agreement of the Executive to comply with such covenants, the Company would not have agreed to enter into this Agreement. Such covenants by the Executive shall be construed as agreements independent of any other provision in this Agreement. The existence of any claim or cause of action of the Executive against the Company, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants.

      (f) SEVERABILITY. It is agreed by the Company and Executive that if any portion of the covenants set forth in this Section 11 are held to be invalid, unreasonable, arbitrary or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Company and Executive agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this Section 11 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Executive. The Company and the Executive agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Company.

      (g) LIMITATION ON BREACH BY COMPANY OF MATERIAL PROVISION. Notwithstanding anything to the contrary, if at any time during the term of this Agreement the Company is in material breach of its obligations under this Agreement, such breach remains uncured for a period of fifteen (15) business days after written notice thereof by the Executive to the Company, the Executive is not in material breach his obligations under this Agreement and the Executive elects on account of such breach by the Company to terminate his Employment by the Company, then Sections 11(b) and 11(c) of this Agreement shall not apply to the Executive upon or after such termination.

12.   SPECIFIC PERFORMANCE

      The Executive agrees that damages at law will be an insufficient remedy to the Company if the Executive violates the terms of Sections 9, 10 or 11 of this Agreement and that the Company would suffer irreparable damage as a result of such violation. Accordingly, it is agreed that the Company shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such Sections, which injunctive relief shall be in addition to any other rights or remedies available to the Company. The Executive agrees to pay to the Company all reasonable costs and expenses incurred by the Company relating to the enforcement of the terms of Sections 9, 10 or 11 of this Agreement, including reasonable fees and reasonable disbursements of counsel selected by the Company (during investigation and before and at trial and in appellate proceedings).

                           Employment Agreement -- 14

13.   PAYMENT OF EXCISE TAXES

      (a) PAYMENT OF EXCISE TAXES. If the Executive is to receive any (1) Change in Control Payment under Section 8(d), (2) any benefit or payment under Section 7 as a result of or following the death or Permanent Disability of the Executive, (3) any benefit or payment under Section 8(c) as a result of or following any termination of employment hereunder Without Good Cause, (4) any benefit or payment under Section 8(e), or (5) any benefit or payment under the Plans as a result of a Change in Control, following the death or Permanent Disability of the Executive or following the termination of employment hereunder Without Good Cause (such sections being referred to as the "Covered Sections" and the benefits and payments to be received thereunder being referred to as the "Covered Payments"), the Executive shall be entitled to receive the amount described below to the extent applicable. If any Covered Payment(s) under any of the Covered Sections or any other payments, awards, benefits or distributions (or any acceleration or vesting of any such payment, award, benefit or distribution) received or to be received by or on behalf of the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, program, arrangement or agreement with the Company or any other person which effectuates a Change in Control, or any affiliate of the Company or such other person) (collectively, the "Payments") are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986 (as amended from time to time, the "Code"), or any successor or similar provision of the Code (the "Excise Tax"), the Company shall pay the Executive an additional amount (the "Gross Up") such that the net amount retained by the Executive after deduction of any Excise Tax on the Payments and any federal, state and local income or employment tax, social security tax, excise tax, or any interest or penalties imposed on any amounts paid under this Section 13 shall, be equal to the Payments.

      (b) CERTAIN ADJUSTMENT PAYMENTS. For purposes of determining the Gross Up, the Executive shall be deemed to pay the federal income tax at the highest marginal rate of taxation (currently 39.6%) in the calendar year in which the payment to which the Gross Up applies is to be made and state and local income taxes (if any) at the highest marginal rate of taxation in the state and locality of Executive's residence on the last day of such calendar year. The determination of whether such Excise Tax is payable and the amount thereof shall be made upon the opinion of tax counsel selected by the Company and reasonably acceptable to the Executive ("Tax Counsel"), applying the rules set forth in the next sentence. For purposes of determining whether any of the Covered Payments will be subject to the Excise Tax and the amount of the Excise Tax: (1) all Payments shall be treated as "parachute payments," within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments," within the meaning of Section 280G(b)(1) of the Code, shall be treated as subject to the Excise Tax, unless in the opinion of Tax Counsel such Payments (other than Covered Payments), in whole or in part, do not constitute such parachute payments, or such excess parachute payments, in whole or in part, represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the "base amount," within the meaning of
Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax; and (2) the value of any non-cash or deferred payments or benefits shall be determined by a "big five" (or equivalent)

                           Employment Agreement -- 15
international accounting firm selected by the Company and reasonably acceptable to the Executive in accordance with the principles of Section 280G(d)(3) and (4) of the Code. The Gross Up, if any, that is due under this Section 13 shall be paid to the Executive in cash in a lump sum within thirty (30) days after the date on which the amount thereof has been determined or is reasonably determinable by Tax Counsel, and, in any event, not later than thirty (30) days following termination of the Executive's employment under this Agreement, provided that if the amount of the Gross Up cannot be finally determined at or before such time, the amount paid shall be the estimated full amount of the Gross Up as reasonably determined by Tax Counsel in good faith in accordance with the principles described in this Section 13. The Executive shall be entitled to retain his own advisor to verify, and consult with Tax Counsel in connection with, any determination or computation related to the Excise Tax and/or Gross Up. If Tax Counsel's opinion is not finally accepted by the Internal Revenue Service upon audit or otherwise, or such an estimated Gross Up is paid, then appropriate adjustments shall be computed (with additional Gross Up, if applicable) by such Tax Counsel based upon the final amount of the Excise Tax so determined; any additional amount due the Executive as a result of such adjustment shall be paid to the Executive by the Company in cash in a lump sum within thirty (30) days of such computation (including any interest or penalties owed by the Executive to the Federal government by reason of any such underpayment), or any amount due the Company as a result of such adjustment shall be paid to the Company by the Executive in cash in a lump sum within thirty (30) days of such computation. All fees, costs and expenses of Tax Counsel and any accounting firm or other advisor retained in accordance with this Section 13 shall be borne solely by the Company.

14    MISCELLANEOUS

      (a) WAIVER OF BREACH. The waiver by either party to this Agreement of a breach of any of the provisions of this Agreement by the other party shall not be construed as a waiver of any subsequent breach by such other party.

      (b) NO RIGHT TO CONTINUED EMPLOYMENT. Notwithstanding the fact that certain provisions of this Agreement and Exhibit A reference a three year cycle or provide for benefits upon a third year of employment, this Agreement shall have a two year term with annual one year renewal terms subject to the termination provisions contained herein.

      (c) COMPLIANCE WITH OTHER AGREEMENTS. The Executive represents and warrants that the execution of this Agreement by him and the Executive's performance of the Executive's obligations hereunder will not conflict with, result in the breach of any provision of or the termination of or constitute a default under any Agreement to which the Executive is a party or by which the Executive is or may be bound.

      (d) BINDING EFFECT; ASSIGNMENT. The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company. This Agreement is a personal employment contract and the rights, obligations and interests of the Executive hereunder may not be sold, assigned, transferred, pledged or hypothecated.

                           Employment Agreement -- 16

      (e) ENTIRE AGREEMENT. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof; provided, however, that nothing contained in this Agreement shall be deemed to limit, reduce, waive or adversely affect the benefits, payments and rights of participation to which the Executive and his dependents and beneficiaries are entitled under the generally applicable terms and conditions of any plan, policy, program or arrangement in which the Executive or any such dependent or beneficiary participates during, and following termination for any reason of, the Executive's employment under this Agreement, or otherwise pursuant to applicable law. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification or discharge is sought.

      (f) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

      (g) NO DUTY TO MITIGATE. The Executive shall be under no duty to mitigate any loss of income as result of the termination of his employment hereunder and any payments due the Executive upon termination of employment shall not be reduced in respect of any other employment compensation received by the Executive following such termination.

      (h) FLORIDA LAW. This Agreement shall be construed pursuant to and governed by the substantive laws of the State of Florida (except that any provision of Florida law shall not apply if the law of a state or jurisdiction other than Florida would otherwise apply).

      (i) VENUE; PROCESS. The parties to this Agreement agree that jurisdiction and venue in any action brought pursuant to this Agreement to enforce its terms or otherwise with respect to the relationships between the parties shall properly lie in and only in the Circuit Court of the Sixth Judicial Circuit of the State of Florida in and for Pinellas County (the "Circuit Court") and the parties agree that jurisdiction shall not properly lie in any other jurisdiction provided, however, if jurisdiction does not properly lie with the Circuit Court, the parties agree that jurisdiction and venue shall properly lie in and only in the United States District Court for the Middle District of Florida, Tampa Division. The parties hereby waive any objections which they may now or hereafter have based on venue and/or forum non conveniens and irrevocably submit to the jurisdiction of any such court in any legal suit, action or proceeding arising out of or relating to this Agreement. The parties further agree that the mailing by certified or registered mail, return receipt requested, of any process required by any such court shall constitute valid and lawful service of process against them, without the necessity for service by any other means provided by statute or rule of court.

      (j) SEVERABILITY. Any provision of this Agreement which is determined by a court of competent jurisdiction to be prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction. In any such case, such determination shall not affect any other provision of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect. If any provision or term of this

                           Employment Agreement -- 17

Agreement is susceptible to two or more constructions or interpretations, one or more of which would render the provision or term void or unenforceable, the parties agree that a construction or interpretation which renders the term or provision valid shall be favored.

      (k) DEDUCTION FOR TAX PURPOSES. The Company's obligations to make payments under this Agreement are independent of whether any or all of such payments are deductible expenses of the Company for federal income tax purposes.

      (l) ENFORCEMENT. If, within 10 days after demand to comply with the obligations of one of the parties to this Agreement served in writing on the other, compliance or reasonable assurance of compliance is not forthcoming, and the party demanding compliance engages the services of an attorney to enforce rights under this Agreement, the prevailing party in any action shall be entitled to recover all reasonable costs and expenses of enforcement (including reasonable attorneys' fees and reasonable expenses during investigation, before and at trial and in appellate proceedings). In addition, each of the parties agrees to indemnify the other in respect of any and all claims, losses, costs, liabilities and expenses, including reasonable fees and reasonable disbursements of counsel (during investigation prior to initiation of litigation and at trial and in appellate proceedings if litigation ensues), directly or indirectly resulting from or arising out of a breach by the other party of their respective obligations hereunder. The parties' costs of enforcing this Agreement shall include prejudgment interest. Additionally, if any party incurs any out-of-pocket expenses in connection with the enforcement of this Agreement, all such amounts shall accrue interest at 18% per annum (or such lower rate as may be required to avoid any limit imposed by applicable law) commencing 30 days after any such expenses are incurred.

      (m) NOTICES. All notices which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by telecopy or similar electronic transmission method; one working day after it is sent, if sent by recognized expedited delivery service; and three days after it is sent, if mailed, first class mail, certified mail, return receipt requested, with postage prepaid. In each case notice shall be sent to:

      To the Company:              Echelon International Corporation
                                   One Progress Plaza, Suite 1500
                                   St. Petersburg, FL 33701
                                   Attn:  Chairman of the Board
                                   Telecopy:  (727) 803-8201

      To the Executive at the Executive's address herein first above written, or to such other address as either party may specify by written notice to the other in accordance with this section 14(m).

                           Employment Agreement -- 18

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

ATTEST:                            ECHELON  INTERNATIONAL  CORPORATION

(Corporate Seal)


________________________________   By:____________________________________
Secretary                                Darryl A. LeClair, President


                                   Date:____________________


Witnesses:                         EXECUTIVE


________________________________   _______________________________________
As to Executive                    W. MICHAEL DORAMUS


                                   Date:____________________

                           Employment Agreement -- 19

                                    EXHIBIT A
                                       TO
               EMPLOYMENT AGREEMENT BETWEEN W. MICHAEL DORAMUS AND
                       ECHELON INTERNATIONAL CORPORATION,
                  AMENDED AND RESTATED AS OF SEPTEMBER 18, 1998

      The Company has established a Management Incentive Compensation Plan ("MICP") and Long Term Incentive Plan ("LTIP") for its senior management in which the Executive will participate. During the three months ending on December 31, 1997, the MICP will provide for an annual cash bonus based upon the Company's net income for such year. During the fiscal years ending on December 31, 1998, and December 31, 1999, respectively, and thereafter, as approved by the Board of Directors or the Compensation Committee thereof, while the Executive continues to be employed by the Company under this Agreement (the "Covered Years"), the MICP will provide for annual cash bonuses 60% of which will be payable upon satisfaction of specific threshold, target and maximum goals to be determined each year by the Board of Directors or the Compensation Committee, which specific goals shall be set forth in writing and attached as a schedule hereto no later than January 31 of each year (the "Performance Goals"), and 40% will be payable based upon the Company's net income for each of the Covered Years. The LTIP will provide the opportunity to earn restricted shares and options 60% of which will be earned upon the cumulative satisfaction of the Performance Goals for each of the Covered Years and 40% of which will be earned based upon the Company's cumulative results of operation for three year cycles, beginning with the three year cycle of Covered Years ending December 31, 1999 (the "Cycle Years"), provided in each case that the Executive continues to be employed by the Company under this Agreement. The Executive's participation in the MICP and the LTIP during the Covered Years and the Cycle Years shall be based upon the criteria set forth below and set forth on the schedules to be attached hereto and shall include awards with the values indicated in the tables set forth below and as more fully described in this Exhibit A.

MICP

      During each of the Covered Years, (i) all MICP bonuses shall be paid in cash; (ii) if Threshold Net Income is not achieved, no MICP cash bonus will be paid; (iii) if actual net income exceeds Threshold Net Income, but is less than Target Net Income, or exceeds Target Net Income but is less than Maximum Net Income, the percentage of the MICP bonus shall be proportionately increased above the Threshold bonus amount or the Target Bonus amount, as the case may be, and (iv) if actual net income equals or exceeds Maximum Net Income, the Maximum MICP cash bonus will be paid, but no additional cash bonus will be payable under the MICP regardless of the amount by which actual net income in that Covered Year exceeds Maximum Net Income. The following table sets forth information regarding the MICP Net Income Threshold, Target and Maximum and the total cash bonuses to be paid upon satisfaction of both the MICP Performance Goals and Net Income Goals. Of the total cash bonuses set forth below, 60% of the applicable cash bonus amount (Threshold, Target or Maximum) shall be paid, if any, upon satisfaction of the applicable Performance Goals (Threshold, Target or Maximum) as set forth on the schedule to be attached hereto and 40% of the applicable cash bonus amount (Threshold, Target or Maximum) shall be paid, if any, upon satisfaction of the applicable Net Income level (Threshold, Target or Maximum).

                           Employment Agreement -- 20

------------------------------------------------------------------
        MICP             1997            1998            1999
------------------------------------------------------------------
THRESHOLD
------------------------------------------------------------------
Net Income           $1,584,274.00   $1,768,816.00   $2,132,640.00
------------------------------------------------------------------
MICP Cash Bonus         $11,250.00      $46,250.00      $50,000.00
(% of Base Salary)            (5%)           (20%)           (20%)
------------------------------------------------------------------
TARGET
------------------------------------------------------------------
Net Income              $2,112,366   $2,358,422.00   $2,843,521.00
------------------------------------------------------------------
MICP Cash Bonus         $22,500.00      $92,500.00     $100,000.00
(% of Base Salary)           (10%)           (40%)           (40%)
------------------------------------------------------------------
MAXIMUM
------------------------------------------------------------------
Net Income              $2,640,457   $2,948,027.00  $3,554,401.00
------------------------------------------------------------------
MICP Cash Bonus         $45,000.00     $138,750.00    $150,000.00
(% of Base Salary)           (20%)           (60%)          (60)%
------------------------------------------------------------------

LTIP

1997, 1998, 1999 CYCLE YEARS

      The sum of each year's Threshold Net Income for the three 1997, 1998 and 1999 Cycle Years shall be referred to as the "Threshold LTIP Net Income"; the sum of each year's Target Net Income for the three such Cycle Years shall be referred to as "Target LTIP Net Income"; and the sum of each year's Maximum Net Income forth the three such Cycle Years shall be referred to as "Maximum LTIP Net Income," in each case, as set forth in the following tables.

-------------------------------------------------------------------------------
   LTIP              1997           1998             1999       LTIP NET INCOME
-------------------------------------------------------------------------------
THRESHOLD                                                             THRESHOLD
-------------------------------------------------------------------------------
Net Income      $1,584,274.00  $1,768,816.00     $2,132,640.00    $5,485,730.00
-------------------------------------------------------------------------------
TARGET                                                                   TARGET
-------------------------------------------------------------------------------
Net Income      $2,112,366.00  $2,358,422.00     $2,843,521.00    $7,314,309.00
-------------------------------------------------------------------------------
MAXIMUM                                                                 MAXIMUM
-------------------------------------------------------------------------------
Net Income      $2,640,457.00  $2,948,027.00     $3,554,401.00    $9,142,885.00
-------------------------------------------------------------------------------

      The following table sets forth information regarding the Threshold, Target and Maximum LTIP Net Income and the total restricted stock values and number of options associated with satisfying the Performance Goals and achieving such levels of cumulative net income. Of the total restricted stock values and number of options set forth below, 60% of the applicable restricted stock values and number of options (Threshold, Target or Maximum) shall be paid, if

                           Employment Agreement -- 21
any, upon satisfaction of the applicable Performance Goals (Threshold, Target or Maximum) as set forth on the schedule to be attached hereto and 40% of the total applicable restricted stock values and number of options (Threshold, Target or Maximum) shall be paid, if any, upon satisfaction of the applicable cumulative Net Income level (Threshold, Target or Maximum) set forth below:

                           Employment Agreement -- 22

-----------------------------------------------------------
         LTIP            THREE YEARS ENDING DECEMBER 31,
                                       1999
-----------------------------------------------------------
                                               OPTIONS TO
                          DOLLAR VALUE OF   PURCHASE NUMBER
                         RESTRICTED STOCK    OF SHARES OF
                                             COMMON STOCK
-----------------------------------------------------------
THRESHOLD
-----------------------------------------------------------
Cumulative Net Income       $5,485,730.00
-----------------------------------------------------------
LTIP Value                    $101,250.00           11,250
(% of Base Salary)                  (20%)
-----------------------------------------------------------
TARGET
-----------------------------------------------------------
Cumulative Net Income       $7,314,309.00
-----------------------------------------------------------
LTIP Value                    $202,500.00           22,500
(% of Base Salary)                  (40%)
-----------------------------------------------------------
MAXIMUM
-----------------------------------------------------------
Cumulative Net Income       $9,142,885.00
-----------------------------------------------------------
LTIP Value                    $303,750.00           33,750
(% of Base Salary)                  (60%)
-----------------------------------------------------------

      For purposes of administering the LTIP, during the 1997, 1998, 1999 three-year cycle, (i) all LTIP awards shall be paid in the form of restricted shares and options as indicated above; (ii) the number of restricted shares shall be determined by dividing the dollar value of the Maximum LTIP Value, $303,750, by the closing price on January 1, 1998, or the first trading day thereafter, on the New York Stock Exchange (or such other market on which the Company's stock trades if it is not listed on the New York Stock Exchange);
(iii) the restricted shares, among other things, shall be subject to a risk of forfeiture if and to the extent that the performance criteria set forth in this Exhibit A with respect to the 1997, 1998, 1999 Cycle Years are not met; (iv) if actual cumulative net income for the three-year period ending December 31, 1999, does not equal or exceed Threshold LTIP Net Income for such period, all restricted shares shall be forfeited, and no LTIP bonus will have been earned;
(v) if actual cumulative net income for the three year period ending December 31, 1999, exceeds Threshold LTIP Net Income, but is less than Target LTIP Net Income, for such period, or exceeds Target LTIP Net Income, but is less than Maximum LTIP Net Income, for such period, the percentage of the LTIP restricted shares as to which the risk of forfeiture shall lapse shall be proportionately increased above the Threshold bonus amount or the Target bonus amount, as the case may be; (vi) if cumulative net income for the three-year period ending December 31, 1999 equals or exceeds Maximum LTIP Net Income for such period, the risk of forfeiture shall lapse as to all restricted shares, but no additional restricted shares will be issuable under the LTIP regardless of the amount by which actual cumulative net income for the three years ending December 31, 1999 exceeds such Maximum LTIP Net Income (vii) the option exercise price shall be the closing price on December 31 1999, or the first trading

                           Employment Agreement -- 23
day thereafter, on the New York Stock Exchange (or such other market on which the Company's stock trades if it is not listed on the New York Stock Exchange); and (vii) the options shall be 100% vested as of the date of the satisfaction of the applicable performance goal.

1998, 1999, 2000 LTIP CYCLE YEARS

      The sum of each year's Threshold Net Income for the three 1998, 1999 and 2000 Cycle Years shall be referred to as the "Threshold LTIP Net Income"; the sum of each year's Target Net Income for the three such Cycle Years shall be referred to as "Target LTIP Net Income"; and the sum of each year's Maximum Net Income for the three such Cycle Years shall be referred to as "Maximum LTIP Net Income," in each case, as set forth in the following tables.

------------------------------------------------------------------------------
     LTIP            1998           1999            2000       LTIP NET INCOME
------------------------------------------------------------------------------
THRESHOLD                                                            THRESHOLD
------------------------------------------------------------------------------
Net Income      $1,768,816.00   $2,132,640.00   $4,848,000.00    $8,749,456.00
------------------------------------------------------------------------------
TARGET                                                                  TARGET
------------------------------------------------------------------------------
Net Income      $2,358,422.00   $2,843,521.00   $6,464,000.00   $11,665,943.00
------------------------------------------------------------------------------
MAXIMUM                                                                MAXIMUM
------------------------------------------------------------------------------
Net Income      $2,948,027.00   $3,554,401.00   $8,080,000.00   $14,582,428.00
------------------------------------------------------------------------------

      The following table sets forth the incremental annual award correlating to the Threshold, Target and Maximum LTIP Net Income and the total restricted stock values and number of options associated with satisfying the Performance Goals and achieving such levels of cumulative net income. Of the total restricted stock values and number of options set forth below, 60% of the applicable restricted stock values and number of options (Threshold, Target or Maximum) shall be paid, if any, upon satisfaction of the applicable Performance Goals (Threshold, Target or Maximum) as set forth on the schedule to be attached hereto and 40% of the total applicable restricted stock values and number of options (Threshold, Target or Maximum) shall be paid, if any, upon satisfaction of the applicable cumulative Net Income level (Threshold, Target or Maximum) set forth below:

                           Employment Agreement -- 24

-----------------------------------------------------------
         LTIP            THREE YEARS ENDING DECEMBER 31,
                                       2000
-----------------------------------------------------------
                                               OPTIONS TO
                         DOLLAR VALUE OF    PURCHASE NUMBER
                        RESTRICTED STOCK     OF SHARES OF
                                             COMMON STOCK
-----------------------------------------------------------
THRESHOLD
-----------------------------------------------------------
Cumulative Net Income       $8,749,456.00
-----------------------------------------------------------
LTIP Value                     $50,000.00            5,000
(% of Base Salary)                  (20%)
-----------------------------------------------------------
TARGET
-----------------------------------------------------------
Cumulative Net Income      $11,665,943.00
-----------------------------------------------------------
LTIP Value                    $100,000.00           10,000
(% of Base Salary)                  (40%)
-----------------------------------------------------------
MAXIMUM
-----------------------------------------------------------
Cumulative Net Income      $14,582,428.00
-----------------------------------------------------------
LTIP Value                    $150,000.00           15,000
(% of Base Salary)                  (60%)
-----------------------------------------------------------

For purposes of administering the LTIP, during the 1998, 1999, 2000 three-year cycle, (i) all LTIP awards shall be paid in the form of restricted shares and options as indicated above; (ii) the number of restricted shares shall be determined by dividing the dollar value of the Maximum LTIP Value, $150,000, by the closing price on February 4, 1998, or the first trading day thereafter, on the New York Stock Exchange (or such other market on which the Company's stock trades if it is not listed on the New York Stock Exchange); (iii) the restricted shares, among other things, shall be subject to a risk of forfeiture if and to the extent that the performance criteria set forth in this Exhibit A with respect to the 1998, 1999, 2000 Cycle Years are not met; (iv) if actual cumulative net income for the three-year period ending December 31, 2000 does not equal or exceed Threshold LTIP Net Income for such period, all restricted shares shall be forfeited, and no LTIP bonus will have been earned; (v) if actual cumulative net income for the three year period ending December 31, 2000, exceeds Threshold LTIP Net Income, but is less than Target LTIP Net Income, for such period, or exceeds Target LTIP Net Income, but is less than Maximum LTIP Net Income, for such period, the percentage of the LTIP restricted shares as to which the risk of forfeiture shall lapse shall be proportionately increased above the Threshold bonus amount or the Target bonus amount, as the case may be;
(vi) if cumulative net income for the three-year period ending December 31, 2000 equals or exceeds Maximum LTIP Net Income for such period, the risk of forfeiture shall lapse as to all restricted shares, but no additional restricted shares will be issuable under the LTIP regardless of the amount by which actual cumulative net income for the three years ending December 31, 2000 exceeds such Maximum LTIP Net Income (vii) the option exercise price shall be the closing price on December 31 2000,

                           Employment Agreement -- 25
or the first trading day thereafter, on the New York Stock Exchange (or such other market on which the Company's stock trades if it is not listed on the New York Stock Exchange); and (vii) the options shall be 100% vested as of the date of the satisfaction of the applicable performance goal.

                           Employment Agreement -- 26